Exhibit 99.1

FOR IMMEDIATE RELEASE

FOR FURTHER INFORMATION CONTACT: Tom Ryan Investor Relations Advisor ph: 203.222.9013 fax: 203.222.9372	Mark L. Yoseloff, Ph.D., Chairman and CEO Richard Baldwin, Senior Vice President and CFO ph: 702.897.7150 fax: 702.270.5161

SHUFFLE MASTER, INC. ANNOUNCES COMPLETION
OF PATENT LICENSING AGREEMENT WITH
PROGRESSIVE GAMING INTERNATIONAL

Las Vegas, Nevada . . . October 5, 2006 . . . Shuffle Master, Inc. (NASDAQ Global Select Market: SHFL) announced today that it has entered into an agreement whereby Shuffle Master has obtained the “last license” rights to utilize an extensive portfolio of jackpot wagering hardware and method patents held by Progressive Gaming International Corporation (“Progressive Gaming”). Under the terms of the agreement, Shuffle Master has the right to utilize the suite of over forty  patents on tables and other games in any form including live tables, electronic single and multi-player units, and wireless wagering devices.  Shuffle Master also acquired the right to sub-license use of the technology. Progressive Gaming has further agreed that it will not grant or permit any additional licenses to other manufacturers or suppliers to the technology in the future.  In exchange for a fully-paid, royalty-free, fully-transferable world-wide license to the complete patent suite, Shuffle Master has agreed to a modest one-time payment.

“This is an important strategic agreement for Shuffle Master.  This will allow us to add a new element to our existing portfolio of games as well as enhancing new game development.  We are particularly pleased that we have secured these rights across  multiple delivery systems, including live games, electronic games and wireless devices as we see continued evidence of the expansion of alternate delivery methods of game content looking forward,” stated Mark L. Yoseloff, Shuffle Master Chairman and CEO.

Shuffle Master, Inc. is a gaming supply company specializing in providing its casino customers Utility Products, including automatic card shufflers, roulette chip sorters and intelligent table system modules, to improve their profitability, productivity and security, and Entertainment Products, including live proprietary table games, electronic multi-player table game platforms, traditional video slot machines for select markets, live table game tournaments and wireless gaming solutions to expand their gaming entertainment content. The Company is included in the S&P Smallcap 600 Index. Information about the Company and its products can be found on the Internet at www.shufflemaster.com.

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This release contains forward-looking statements that are based on management’s current beliefs and expectations about future events, as well as on assumptions made by and information available to management. The Company considers such statements to be made under the safe harbor created by the federal securities laws to which it is subject, and assumes no obligation to update or supplement such statements. Forward-looking statements reflect and are subject to risks and uncertainties that could cause actual results to differ materially from expectations. Factors that could cause actual results to differ materially from expectations include, but are not limited to, the following: changes in the level of consumer or commercial acceptance of the Company’s existing products and new products as introduced; advances by competitors; acceleration and/or deceleration of various product development, promotion and distribution schedules; product performance issues; higher than expected manufacturing, service, selling, administrative, product development, promotion and/or distribution costs; changes in the Company’s business systems or in technologies affecting the Company’s products or operations; reliance on strategic relationships with distributors and technology and manufacturing vendors; current and/or future litigation or claims; tax matters, including changes in tax legislation or assessments by taxing authorities; acquisitions or divestitures by the Company or its competitors of various product lines or businesses and, in particular, integration of businesses that the Company may acquire; changes to the Company’s intellectual property portfolio, such as the issuance of new patents, new intellectual property licenses, loss of licenses, claims of infringement or invalidity of patents; regulatory and jurisdictional issues (e.g., technical requirements and changes, delays in obtaining necessary approvals, or changes in a jurisdiction’s regulatory scheme or approach, etc.) involving the Company and its products specifically or the gaming industry in general; general and casino industry economic conditions; the financial health of the Company’s casino and distributor customers, suppliers and distributors, both nationally and internationally; the Company’s ability to meet its debt service obligations, including the Notes, and to refinance its indebtedness, which will depend on its future performance and other conditions or events and will be subject to many factors that are beyond the Company’s control; and various risk related to the Company’s customers’ operations in countries outside the United States, including currency fluctuation risks, which could increase the volatility of the Company’s results from such operations. Additional information on these and other risk factors that could potentially affect the Company’s financial results may be found in documents filed by the Company with the Securities and Exchange Commission, including the Company’s current reports on Form 8-K, quarterly reports on Form 10-Q and annual report on Form 10-K.

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